EXHIBIT 10.3

K•SWISS, INC.

1999 STOCK INCENTIVE PLAN

(as amended through October 28, 2002)

Section 1.    PURPOSE OF PLAN

This Amended and Restated 1999 Stock Incentive Plan (this “Plan”) of K•Swiss Inc., a Delaware corporation (the “Company”), is intended to serve as an incentive to, and to encourage stock ownership by certain employees and non-employee directors, so that they may acquire or increase their proprietary interests in the success of the Company and to encourage them to remain in the Company’s service.

Section 2.    PERSONS ELIGIBLE UNDER PLAN

Any employee, consultant or director of the Company or any of its subsidiaries or affiliates (an “Eligible Person”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an employee (a “Non-Employee Director”) shall be eligible to be considered for the grant of Non-Employee Director Options (as hereinafter defined) pursuant to Section 10 hereof, but shall not otherwise participate in this Plan. For purposes of this Plan, the Chairman of the Board’s status as a Non-Employee Director shall be determined by the Board of Directors of the Company (the “Board”).

Section 3.    AWARDS

(A)    The Board or the Committee (as hereinafter defined) is authorized under this Plan to approve any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (1) shares of Class A Common Stock, par value $0.01 per share, of the Company or of any other class of security of the Company which is convertible into shares of the Company’s Class A Common Stock (the “Shares”) or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a “Derivative Security,” as such term is defined in Rule 16a-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(B)    Awards are not restricted to any specified form or structure and may include, without limitation, grants, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

(C)    Subject to paragraph (D)(2) below, Awards may be granted, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the Eligible Person.

(D)    Subject to the provisions of this Plan, the Board or the Committee shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

(1)    provisions specifying the exercise or settlement price for any Award, or specifying the method by which such price is determined; provided, that the exercise or settlement price of any Award that is an option to acquire a Share or a right to appreciation with respect to a Share or a similar Award, and that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shall be not less than the fair market value of a Share on the date such Award is granted;

(2)    provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under this Plan and the termination, expiration and/or forfeiture of Awards;

(3)    provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

(4)    provisions required in order for such Award to qualify (a) as an incentive stock option under Section 422 of the Code (an “Incentive Stock Option”), (b) as “performance based compensation” under Section 162(m) of the Code, and/or (c) for an exemption from Section 16 of the Exchange Act; and/or

(5)    provisions restricting the transferability of Awards or Shares issued under Awards.

(E)    Subject to the provisions of this Plan, the purchase price of any Award and the Award holder’s tax withholding obligation (if applicable) with respect to such Award shall be made by any one or more of the following:

(1)    payment in full in cash, at or before the time the Company delivers the Shares underlying such Award;

(2)    the delivery of other property, at or before the time the Company delivers the Shares underlying such Award;

(3)    the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) at or before the time the Company delivers the Shares underlying such Award;

(4)    a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

(5)    the holder of the Award irrevocably authorizing a broker approved in writing by the Company to sell Shares to be acquired through exercise of the Award and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that notwithstanding anything in this Plan to the contrary, (a) the Company shall only deliver such Shares at or after the time the Company receives full payment for such Shares, (b) the purchase price for such Shares and tax withholdings (if applicable) will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Shares are received by the authorized broker, (c) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (d) in no event shall the holder of the Award enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the holder of such Award before the date the Shares underlying such Award are delivered or released by the Company.

Notwithstanding anything in this Plan to the contrary, no Award holder shall be permitted to pay the purchase price of the Shares underlying such Award, or other property issuable pursuant to such Award, or such recipient’s withholding tax obligation with respect to such issuance (if applicable), in whole or in part by the delivery of a promissory note.

(F)    Notwithstanding any provisions of this Plan to the contrary:

(1)    payment of the purchase price for Shares underlying an Award and the Award holder’s withholding tax obligation (if applicable) with respect to such Shares shall be due the date the Shares underlying the Award are delivered; and

(2)    in no event shall the Company issue or deliver the Shares underlying an Award before the Company receives payment for such Shares pursuant to Section 3(E).

(G)    Notwithstanding any provisions of this Plan to the contrary, Awards shall be deemed to be exercised when both of the following shall have occurred:

(i)    the delivery to the Company of a written notice of such exercise; and

(ii)    payment in full of the aggregate purchase price for the Shares or other property issuable pursuant to such Award and any tax withholding obligation (if applicable) with respect to such issuance.

Section 4.    STOCK SUBJECT TO PLAN

(A)    The aggregate number of Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,800,000, as amended and restated, subject to adjustment as provided in Section 7 hereof.

(B)    At any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options and Awards that constitute a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of Shares) granted under this Plan shall not exceed 1,800,000, as amended and restated, subject to adjustment as provided in Section 7 hereof.

(C)    The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 600,000, subject to adjustment as provided in Section 7 hereof.

(D)    For purposes of Section 4(B) hereof, the aggregate number of Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i)    the number of Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii)    the number of Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii)    the maximum number of Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5.    NATURE AND DURATION OF PLAN

(A)    This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees and consultants.

(B)    Any Awards granted under this Plan shall be granted within ten years from the Effective Date of this Plan (as provided in Section 9) (the “Expiration Date”). Although Shares may be issued after the Expiration Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the tenth anniversary of the Expiration Date.

Section 6.    ADMINISTRATION OF PLAN

(A)    This Plan shall be administered by the Board or a committee of the Board (the “Committee”) consisting of two or more directors, each of whom is (i) a “Non-Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act), and (ii) with respect to any Award intended to qualify for the “performance-based compensation” exception of Section 162(m) of the Code, is an “outside director” within the meaning of Section 162(m) of the Code. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

(B)    Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which the Board or such Committee has authority, including, without limitation, the following:

(1)    adopt, amend and rescind rules and regulations relating to this Plan;

(2)    determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

(3)    grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(4)    determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

(5)    interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under this Plan and/or any Award granted under this Plan; and

(6)    determine the terms and conditions of the Non-Employee Director Options that are granted hereunder, other than the terms and conditions specified in Section 10 hereof.

(C)    All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

(D)    The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

Section 7.    ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board or the Committee may make appropriate and proportionate adjustments in (A) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, (B) the aggregate number and type of shares or other securities that may be issued pursuant to all Awards thereafter granted under this Plan, (C) the aggregate number of Shares that may be issued pursuant to Incentive Stock Options that may be granted under this Plan, and (D) the aggregate number of Shares that may be subject to Awards granted during any calendar year to any one Eligible Person; provided, however, that notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 7 to the extent that it would (and the adjustment shall be modified appropriately so that it does not) (1) cause an Award intended to qualify for the “performance based compensation” exception under Section 162(m) of the Code to not so qualify, or (2) without the consent of the Company and the holder of the Incentive Stock Option, cause an Award intended to qualify as an Incentive Stock Option to not so qualify.

Section 8.    AMENDMENT AND TERMINATION OF PLAN

The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided, that no such consent shall be required if the Board or the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminution has been adequately compensated.

Section 9.    EFFECTIVE DATE OF PLAN

The 1999 Stock Incentive Plan originally became effective on April 12, 1999. No Class A Shares may be issued under this Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote. The amendments to the Plan reflected herein became effective as of October 28, 2002, the date upon which they were approved by the Board.

Section 10.    NON-EMPLOYEE DIRECTOR OPTIONS

(A)    The Board or the Committee is authorized under this Plan to grant each Non-Employee Director an option (a “Non-Employee Director Option”) to purchase up to 4,000 Shares during a calendar year, subject to adjustment as provided in Section 7 hereof.

(B)    Each Non-Employee Director Option granted under this Plan shall expire upon the first to occur of the following:

(1)    Twenty-four (24) months after the date upon which the optionee shall cease to be a director of the Company; or

(2)    The tenth anniversary of the Date of Grant of such Non-Employee Director Option.

(C)    Each Non-Employee Director Option shall have an exercise price equal to the greater of (1) the aggregate fair market value on the Date of Grant of such option of the Shares subject thereto or (2) the aggregate par value of such Shares on such date.

(D)    All outstanding Non-Employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

(1)    the date of stockholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company or by a company whose common equity holders immediately after such transaction consist only of persons who are holders of the common equity of the Company immediately before such transaction;

(2)    the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

(3)    the dissolution or liquidation of the Company; or

(4)    the sale of all or substantially all of the property and assets of the Company.

Section 11.    EXTRAORDINARY CORPORATE TRANSACTIONS.

(A)    The Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Award is granted or thereafter, that if a Change in Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Change in Controls described in (iii) and (v) of Section 11(B) shall be the Committee as constituted prior to the occurrence of such Change in Control) acting in its sole discretion without the consent or approval of any Eligible Person, will effect one or more of the following alternatives or combination of alternatives with respect to any or all outstanding Awards (which alternatives may be conditional on the occurrence of such of the Change in Control specified in clause (i) through (v) of Section 11(B) which gives rise to the Change in Control and which may vary among individual Eligible Persons):

(1)    in the case of a Change in Control specified in clauses (i), (ii) or (iv) of Section 11(B), accelerate the time at which Awards then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Eligible Person to participate with the Class A Common Stock received upon exercise of such Award in the event of a Change in Control specified in clauses (i), (ii) or (iv), as the case may be) fixed by the Committee, after which specified date all unexercised options and all rights of Eligible Persons thereunder shall terminate;

(2)    accelerate the time at which Awards then outstanding may be exercised so that such Awards shall be exercisable in full for their then remaining term and shall be subject to assumption and/or adjustment pursuant to Section 7; or

(3)    require the mandatory surrender to the Company of outstanding Awards held by such Eligible Person (irrespective of whether such Awards are then exercisable under the provisions of this Plan) as of a date, before or not later than sixty days after such Change in Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Awards and the Company shall pay to each Eligible Person an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Award over the aggregate Award price of such shares.

Notwithstanding the foregoing, with the consent of the Eligible Person, the Committee may in lieu of the foregoing make such provision with respect of any Change in Control as it deems appropriate.

(B)    For purposes of this Plan and Awards granted under this Plan, the term “Change in Control” shall mean (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company’s Common Stock immediately prior to such transaction), (ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Committee, regardless of whether at the time an Award is granted or thereafter.

Section 12.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Class A Common Stock prior to the completion of any registration or qualification of the Shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 13.    NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Section 14.    LIABILITY OF COMPANY

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

(A) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (B) Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

Section 15.    GOVERNING LAW

This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.